EXHIBIT 21


                      CUTCO INDUSTRIES, INC.
                         AND SUBSIDIARIES


                  SUBSIDIARIES OF THE REGISTRANT
                        (At June 30, 1996)



                                                          % of Voting
     Subsidiary                     State                 Securities
  (and name under                   Where                 Owned As of
which it does business)            Organized            September 1, 1995
- -----------------------            ---------            ------------------

Four Star Restaurant               Delaware                   100%
Management Corporation

Four Star Pizza                    Pennsylvania               100%
Franchising Corp.




The names of 89 consolidated wholly-owned subsidiaries of the Company which either hold leases on premises subleased to licensees (46 subsidiaries, all operating in the United States) or operate Company-owned hair care salons (42 subsidiaries, all operating in the United States), and one wholly-owned subsidiary of the Company which holds a sublease on warehouse and office space, have been omitted. Other unnamed subsidiaries (including inactive subsidiaries) considered in the aggregate do not constitute a significant subsidiary.




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